SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
  / /  Preliminary Proxy Statement
  / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  /X/  Definitive Proxy Statement
  / /  Definitive Additional Materials
  / /  Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                                TUMBLEWEED, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  /X/    No fee required.
  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:
  / /    Fee paid previously with preliminary materials.
  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

[GRAPHIC OMITTED]








April 11, 2002

Dear Stockholders:

         We are holding your 2002 Annual Meeting on Wednesday, May 22, 2002, at 11 a.m., local time, at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

         We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                     Sincerely,

                                     TUMBLEWEED, INC.


                                     /s/ Terrance A. Smith
                                     Terrance A. Smith
                                     President, Chief Executive Officer and
                                     Director

[GRAPHIC OMITTED]









                                TUMBLEWEED, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2002

         The Annual Meeting of Stockholders of Tumbleweed, Inc. (Company) will be held at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207 on Wednesday, May 22, 2002, at 11 a.m., local time, for the following purposes:

         1. To elect two Class II directors for a term of three years to the Board of Directors.

         2. To approve the appointment of Ernst & Young LLP as the Company's auditors for the year 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only Stockholders of record at the close of business on April 1, 2002, are entitled to vote at the meeting.

         We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                    By Order of the Board of Directors,

                                    /s/ Terrance A. Smith
                                    Terrance A. Smith
                                    President, Chief Executive Officer
                                     and Director

April 11, 2002
Louisville, Kentucky

                                TUMBLEWEED, INC.
                           2301 RIVER ROAD, SUITE 200
                           LOUISVILLE, KENTUCKY 40206

             PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

                               GENERAL INFORMATION

         The following Proxy Statement and the accompanying proxy card, first mailed to Stockholders on or about April 11, 2002, are furnished in connection with the solicitation by the Board of Directors of Tumbleweed, Inc., a Delaware corporation (the "Company"), of proxies to be used in voting at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 22, 2002, at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207 and at any adjournment(s) thereof (the "Annual Meeting").

         Any stockholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the nominees for directors named in this Proxy Statement, (ii) in favor of the selection of Ernst & Young LLP as the Company's auditors for the year 2002,and (iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

         The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the stockholders personally or by telephone.

         April 1, 2002 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of stockholders holding of record a majority of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more director nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on April 1, 2002, was 5,839,230, each of which is entitled to one vote.

         Election of each of the director nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a director nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting.

PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than five nor more than 11 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors. The Board of Directors has fixed the number of members at eight.

         The Company's By-Laws provide that the Board of Directors has the right to divide the Board of Directors into three classes of directors with staggered, three-year terms of office, and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

         At its February 16, 2000 meeting, the Board of Directors divided its membership into three classes. Upon expiration of the term of each class, the nominees for that class will thereafter be elected for a term of three years. Accordingly, the Board of Directors has nominated Messrs. George R. Keller and Terrance A. Smith to serve in Class II of the Board of Directors for a term of three years, until the election and qualification of their successors or until their earlier resignation, death or removal from office. All nominees are currently serving as directors of the Company. Mr. David M. Roth serves in Class I of the Board of Directors. His term will expire in 2003. Ms. Minx Auerbach and Messrs. James F. Koch and Lewis Bass serve in Class III of the Board of Directors. Their term will expire in 2004.

         It is intended that persons named in the accompanying form of proxy will vote for the nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.


                    DIRECTOR AND DIRECTOR NOMINEE INFORMATION


NOMINEES FOR DIRECTORS


                          CLASS II--TERM EXPIRING 2005

George R. Keller
Director of the Company since 1997                   Age: 52

George R. Keller is the founder of Tumbleweed and has been a Director of the Company since it was formed in 1997. Mr. Keller also served as a member of the Board of Advisors of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. From 1975 to January 1995, Mr. Keller served as Chief Executive Officer of Tumbleweed Mexican Food, Inc. and Tumbleweed Concepts, Inc.

Terrance A. Smith
Director of the Company since 1997                   Age: 56

Terrance A. Smith was elected as a Director of the Company in September 1997. Mr. Smith has served as the President and Chief Executive Officer of the Company since August 2000. Since 1997, Mr. Smith has also served as the President of Tumbleweed International, LLC. From 1987 to 1997, Mr. Smith was the President and CEO of Chi- Chi's International Operations, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED ABOVE.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the completion of the initial public offering of common stock by the Company, the Company's Board of Directors adopted a policy that all future transactions between the Company and its officers, directors, principal stockholders and affiliates must be approved by the Audit Committee and by a majority of the independent members of the Board of Directors who do not have an interest in the transaction, and generally must be on terms no less favorable to the Company than those obtainable from unrelated third parties. Some of the following transactions occurred prior to the adoption of this policy, and, although those transactions necessarily involve conflicts of interest, management believes that all of those transactions were entered into on terms comparable to those obtainable from unrelated third parties, based on a comparison of terms and conditions available from third parties.

LEASES WITH RELATED PARTIES

         The Company leases the facilities and related real property for its Bardstown Road and Valley Station restaurants from TW-DixieBash, LLC, a limited liability company in which David M. Roth, John A. Butorac, Jr. and James M.
Mulrooney, current and former directors of the Company, own substantial interests. The Bardstown Road and Valley Station restaurants in Louisville, Kentucky opened in November 1997 and January 1998, respectively. The Bardstown Road sublease provides for the assumption of all rent under the ground lease agreement with Bashford Manor Mall, Joint Venture. The sublease also provides for rent in the amount of $7,000 per month plus 30% of the restaurant's positive net cash flow. The lease is for a twenty-year term with no option to renew. The Company paid rent totaling $181,263 during 2001. The Valley Station sublease provides for the assumption of all rent under the Holiday Station Associates Limited Lease. The sublease also provides for rent in the amount of $5,000 per month thereafter, plus 30% of the restaurant's positive net cash flow. The sublease is for a twenty-year term with options to renew for three additional five-year terms. The Company paid rent totaling $166,617 during 2001 under the Valley Station sublease.

RELATED PARTY TRANSACTIONS

         In August 1997, the Company's predecessor, Tumbleweed, LLC, entered into an International Agreement with Tumbleweed International, LLC
("International"), a restaurant developer based in Hanau, Germany. The International Agreement grants certain licensing and franchising rights to International for the development of Tumbleweed restaurants outside of the Western Hemisphere. As of December 31, 2001, International was a limited liability company owned by three corporations controlled by a group of stockholders including Terrance A. Smith, David M. Roth, Minx Auerbach and George R. Keller, who are directors of the Company, and certain stockholders of the Company. In 2000, International paid approximately $10,600 in fees to the Company under the International Agreement.

         Subsequent to December 31, 2001, the Company purchased International for $1.5 million from TW- International Investors, Inc. and Chi-Chi's
International Operations, Inc. ("CCIO"). The President and Chief Executive Officer of the Company is the sole shareholder of CCIO. CCIO owned 40% of International. The Audit Committee obtained the opinion of an independent appraiser regarding the $1.5 million value of International. The acquisition gives the Company direct control and benefit of the international licensing of the Tumbleweed concept. In connection with the acquisition, the Company assumed an existing $1.4 million bank loan of TW-International Investors, Inc. and will issue 76,923 shares of its common stock to CCIO. The Company will also enter into a commission agreement with CCIO in connection with the sale of international regional licenses by International.

         The former members of International are also shareholders in TWED-Charleston, Inc., which operated a franchise full-service Tumbleweed restaurant in Charleston, West Virginia. Tumbleweed, Inc. managed this restaurant under a Management Agreement which provided for the reimbursement of costs incurred and for an incremental management fee intended to recover the costs of accounting and corporate services supplied to the franchisee. In 2001, the Company recorded management and accounting fees of approximately $3,300 in other revenues, and recorded royalties of approximately $9,800 from TWED-Charleston, Inc. During May 2001, the franchisee elected to close this location. During 2001, the Company received equipment in exchange for an approximately $79,000 note receivable from this related party franchisee.

         The Company guaranteed renewals of certain guaranteed indebtedness and any replacement indebtedness of TW-Tennessee, LLC, a former franchisee (TW-Tennessee) of the Company in which the Company and David M. Roth, a Director of the Company, were formerly members, to the extent and in amounts not to exceed the amounts guaranteed as of September 30, 1998. The Company had guaranteed certain TW-Tennessee obligations as follows, jointly and severally with TW-Tennessee common members: a) up to $1,200,000 under a bank line of credit, b) approximately $2,800,000 of a lease financing agreement, and c) equipment leases with a bank.

         In March 2001, the bank which held the line of credit extended to TW-Tennessee filed suit in the Circuit Court of Jefferson County, Kentucky against the Company, the Director and others to enforce certain limited guaranty agreements (the "Tennessee Litigation"). The Company paid the sum of $195,044 against its line of credit guarantee in September 2000. The Company undertook settlement discussions with the bank and the other guarantors during 2001. On December 28, 2001, the court entered summary judgment against the Company and certain other guarantors including the affected Director. The amount of the judgment against the Company was $1,004,956. Prior to enforcement of the judgment by the bank, the parties continued settlement discussions which resulted in the settlement described below.

         By complaint dated October 4, 2001,  Douglas H. Morris,  II and Michael
R. Greene, plaintiffs, filed an action (the "Morris and Greene Lawsuit") in the Circuit Court of Jefferson County, Kentucky against the Company, Tumbleweed International, LLC and others, including David M. Roth, a current Director of the Company, alleging damage to the plaintiffs as a result of (i) the management of the TW-Tennessee restaurants by the Company, (ii) the alleged wrongful application of proceeds of the Company's purchase of the Medina, Ohio restaurant and (iii) the alleged wrongful conversion of loan proceeds belonging to TW-International, LLC to TWED-Charleston, Inc. Prior to answering the complaint, the Company entered into settlement discussions with the plaintiffs which resulted in the settlement described below.

         On  February  28,  2002,  the  Company   entered  into  a  Confidential
Settlement Agreement and Mutual Release (the "Settlement Agreement") which resolved the Tennessee Litigation, the Morris and Greene Lawsuit and related matters. The Settlement Agreement provided for a cash payment by the Company to the bank holding the TW- Tennessee line of credit of $75,000 and the execution of a promissory note, payable to the bank, in the face amount of $300,000. In addition, subject to certain conditions, the Company will pay to the bank an additional amount of up to $200,000 in the event Tumbleweed International, LLC successfully sells regional international licenses and receives proceeds in excess of the $1,400,000 in indebtedness assumed by the Company in connection with its acquisition of the interests of TW International Investors, Inc. and TWI-B, Inc. in Tumbleweed International, LLC. The completion of the acquisition of the interests of TW International Investors, Inc. and TWI-B, Inc. in Tumbleweed International, LLC is included in the Settlement Agreement.

         As a result of the Settlement Agreement, the Tennessee Litigation and the Morris and Greene Lawsuit were dismissed. In addition, the parties to the settlement, including certain Directors of the Company, granted mutual releases to one another regarding all matters, other than those specifically excluded. Among the matters excluded from the mutual release contained in the Settlement Agreement are claims asserted by the holder of the equipment leases granted to TW-Tennessee relative to guarantees by the Company and others, including David
M. Roth, a Director of the Company, relative to such equipment leases. The Company is in negotiation with the bank under the equipment leases and the other guarantors to resolve the Company's obligations relative to the equipment leases. The Company believes that it will be obligated to assume and pay one of the equipment leases totaling approximately $125,000 and will remain contingently liable on two other equipment leases which the Company believes will be assumed and paid by other guarantors. These negotiations are ongoing and no agreement has been reached. If no agreement is reached, the Company would have additional exposure totaling approximately $180,000.

         David M. Roth, a director of the Company, is a member of TW-Indiana, LLC, which in April 1998 acquired the franchise rights to five full-service Tumbleweed restaurants in Indiana and Kentucky from a third party. During 1999, TW-Indiana signed a Development Agreement with the Company for the development of up to ten additional Tumbleweed restaurants in certain specified territories in Indiana and Kentucky. As of December 31, 2001, TW- Indiana, LLC operated six full-service Tumbleweed restaurants. Mr. Roth and TW-Indiana, LLC are also members of TW-Seymour, LLC, a franchisee of the Company which is operating a full-service Tumbleweed restaurant in Seymour, Indiana. During 2001, the Company received franchise fees and royalties of approximately $448,000 and $59,000 from TW-Indiana and TW-Seymour, respectively. As of December 31, 2001, the Company had an interest free note receivable of $45,000 from TW-Indiana, LLC with a maturity date of December 31, 2002.

     David M. Roth and Terrance A. Smith, directors of the Company, are members of TW-Rivertown, LLC, which constructed a full-service Tumbleweed restaurant in Grandville, Michigan. Tumbleweed, Inc. performed certain accounting services for this restaurant under an agreement which provided for the reimbursement of costs incurred. In 2001, the Company recorded royalties of approximately $1,300 and other fees of approximately $1,000 from TW-Rivertown, LLC.

         During 2001, David M. Roth, a director of the Company, was of counsel with the law firm of Goldberg & Simpson, P.S.C. which provided legal services to the Company during 2001and may be expected to render such services to the Company in the future.

COMMITTEES OF THE BOARD

         The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board delegated certain authority to two committees. Information concerning these committees follows.

         AUDIT COMMITTEE. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors, the members of the Audit Committee and/or the Board of Directors believe may require attention. The Audit Committee reviews the Company's internal control procedures, quarterly and year-end financial statements and public filings and makes recommendations to the Board with respect thereto. The Audit Committee met five times during 2001. The current members of the Audit Committee are James F. Koch (Chairman), George R. Keller and Lewis Bass.

         COMPENSATION COMMITTEE. The Compensation Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee of the Company's Board met three times during 2001. The current members of the Compensation Committee are David M. Roth (Chairman), George R. Keller and Minx Auerbach.


DIRECTORS' COMPENSATION AND ATTENDANCE

         The Board of Directors met seven times during 2001. All members of the Board of Directors attended each of these meetings, and each director attended all of the meetings of any committee of which he or she was a member which were held during 2001.

         The non-employee directors receive a fee of $2,000 for each meeting of the Board, and a fee of $500 for each committee meeting attended. Committee chairmen will receive an additional $1,500 for each committee meeting. During 2001, James F. Koch, a Director of the Company and the Audit Committee Chair, received approximately $45,000 in addition to director and committee chairmen fees. These additional payments were made to Mr. Koch as a result of his involvement in special issues which the Company dealt with in 2001. In addition, non- employee directors may receive annual grants of options to purchase shares of Common Stock under the Company Stock Option and Incentive Compensation Plan. No such grant was made during 2001. Each new non-employee director will be granted options to purchase 10,000 shares of Common Stock on the date of his or her first election. All options granted to directors will become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to 2001 have been complied with on a timely basis with the exception of a Form 4 filing for Mr. Smith and a Form 3 filing for Ms. Wilbourn that were not made timely due to an administrative oversight.

                               EXECUTIVE OFFICERS

         The following table lists the executive officers of the Company, who serve at the pleasure of the Board of Directors. There are no family relationships among any officers or directors of the Company.


Name                     Age  Position
----                     ---  --------
Terrance A. Smith ....   56   President, Chief Executive Officer, and Director
Glennon F. Mattingly .   50   Vice President and Chief Financial Officer
Gary T. Snyder........   47   Vice President - Company Operations
Lynda J. Wilbourn.....   39   Vice President and Controller

         Terrance A. Smith has served as President and Chief Executive Officer of the Company since August 2000, and is a Director of the Company. Mr. Smith was elected as a director of the Company in September 1997. Since 1997, Mr. Smith has also served as the President of Tumbleweed International, LLC. From 1987 to 1997, Mr. Smith was the President and CEO of Chi-Chi's International Operations, Inc.

         Glennon F. Mattingly joined Tumbleweed, LLC, the Company's predecessor, as Controller in March 1995 and was named Vice President-Controller in April 1998 and Chief Financial Officer in August 2001. Mr. Mattingly continues to serve the Company in that capacity. Before coming to Tumbleweed, Mr. Mattingly held various positions with Chi-Chi's, Inc. including six years as Director of Budgeting and Financial Analysis.

         Gary T. Snyder joined Tumbleweed, LLC, the Company's predecessor, as Director of Training and Human Resources in June 1996 and was appointed Vice President of Company Operations in April 1998. Mr. Snyder continues to serve the Company in that capacity. He previously served for 17 years with Bob Evans Farms, Inc.

         Lynda J. Wilbourn joined Tumbleweed, Inc. in March 1999 as Director of Accounting and was named Vice President and Controller in November 2001. Ms. Wilbourn continues to serve the Company in that capacity. From 1987 to 1999, Ms. Wilbourn held various positions with NTS Corporation, a regional real estate development firm headquartered in Louisville, Kentucky, including five years as Vice President of Accounting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 1, 2002 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined under "Executive Compensation" below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock. A person beneficially owns shares if the person has or shares voting or investment power with respect to the shares or has the right to acquire such power within 60 days. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to the listed number of shares.


                                                                              Amount and Nature
                                                                           of Beneficial Ownership
                                                                           -----------------------
                                  Name and Address of                 Number                   Percentage
                                   Beneficial Owner                of Shares                    of Class
                                   ----------------                ---------                    --------
Non-Directors                Gerald A. Mansbach (1)                2,398,002                      41.1%
                             Mansbach Metal Co.
                             1900 Front Street
                             Ashland, KY 41101

                             John A. Butorac, Jr. (14)               518,939(8)(9)                8.9%
                             560 Sunset Road
                             Louisville, KY 40206

Directors and                Terrance A. Smith                       136,746 (2)                  2.3%
Executive                    2301 River Road
Officers                     Louisville, KY 40206

                             James M. Mulrooney (13)                  42,602                       (*)

                             George Keller                           627,866 (3)(4)               10.8%
                             4201 Paoli Pike
                             Floyd Knobs, IN 47119

                             David M. Roth                           182,261 (4)(5)               3.1%

                             Minx M. Auerbach                        165,253 (4)(6)               2.8%

                             Lewis Bass                              122,176 (4)(7)               2.1%

                             James F. Koch                            15,000                       (*)

                             Gary T. Snyder                           31,767 (10)                  (*)

                             All current directors and             1,319,003 (11)(12)             22.6%
                             executive officers as a group
                             (9 persons)

(*) Indicates less than 1%

(1)      Mr. Mansbach is the brother of Ms. Auerbach, who is a director.

(2) Includes 133,745 shares, representing a) the options granted to the named Director on February 15, 1999, which the Director had the right to acquire as of February 15, 2000 (3,333 shares), February 15, 2001 (3,333 shares) and February 15, 2002 (3,334 shares); b) two-thirds of the options granted to the named Director on December 17, 1999, which the Director had the right to acquire as of December 17, 2000 (667 shares) and December 17, 2001 (666 shares); and c) one-third of the options granted to the named Director on various dates in August 2000, which the Director had the right to acquire in August 2001 (122,412 shares).

                                        8





(3) Includes 3,000 shares held by Mr. Keller's wife as trustee under trusts for Mr. Keller and his children, 2,000 shares held by Mr. Keller's children and 1,000 shares held by Mr. Keller as trustee for a personal trust.

(4) Includes 13,833 shares, representing a) the options granted to the named Director on February 15, 1999, which the Director had the right to acquire as of February 15, 2000 (3,333 shares), February 15, 2001 (3,333 shares) and February 15, 2002 (3,334 shares); b) two-thirds of the options granted to the named Director on December 17, 1999, which the Director had the right to acquire as of December 17, 2000 (667 shares) and December 17, 2001 (666 shares); and c) one-third of the options granted to the named Director on August 11, 2000, which the Director had the right to acquire on August 11, 2001 (2,500 shares).

(5) Mr. Roth's wife holds 75,441 of the listed shares. Mr. Roth's shares also include 87,736 shares held or beneficially owned by entities controlled by members of his family.

(6) Ms. Auerbach holds 151,419 of these shares as trustee for a family trust.

(7)      Includes 70,000 shares held in a family trust.

(8) Mr. Butorac and his wife hold 115,843 share jointly. Mr. Butorac's wife also holds 400,595 of the listed shares as trustee for their children.

(9) Includes 2,500 shares, representing one-third of the options granted to the named Director on August 11, 2000, which the Director had the right to acquire on August 11, 2001.

(10) Includes 31, 667 shares representing a) the options granted to Mr. Snyder on February 15, 1999, which he had the right to acquire as of February 15, 2000 (8,333 shares), February 15, 2001 (8,333 shares) and February 15, 2002 (8,334 shares); b) two-thirds of the options granted to Mr. Snyder on December 17, 1999, which he had the right to acquire as of December 17, 2000 (833 shares) and December 17, 2001 (834 shares); and c) one-third of the options granted to Mr. Snyder on August 11, 2000, which he had the right to acquire as of August 11, 2001 (5,000 shares).

(11) Includes 69,001 shares, representing a) the options granted to executive officers, which are not directors, on February 15, 1999, which the officers had the right to acquire as of February 15, 2000 (15,000 shares), February 15, 2001 (15,000 shares) and February 15, 2002 (15,000 shares); b) the options granted to executive officers, which are not directors, on March 22, 1999, which the officers had the right to acquire as of March 22, 2000 (3,333 shares), March 22, 2001 (3,333 shares) and March 22, 2002 (3,334 shares); c) two-thirds of the options granted to executive officers, which are not directors, on December 17, 1999, which the officers had the right to acquire as of December 17, 2000 (2,001 shares) and December 17, 2001 (2,000 shares); and d) one- third of the options granted to the executive officers, which are not directors, on August 11, 2000, which the officers had the right to acquire as of August 11, 2001 (10,000 shares).

(12) Includes 189,077 shares, representing a) the options granted to the named Directors on February 15, 1999, which the Directors had the right to acquire as of February 15, 2000 (16,667 shares), February 15, 2001 (16,667 shares) and February 15, 2002 (16,666 shares); b) two-thirds of the options granted to the named Directors on December 17, 1999, which the Directors had the right to acquire as December 17, 2000 (3,332 shares) and December 17, 2001 (3,333 shares); and c) one-third of the options granted to the named Directors on various dates in August 2000, which the Directors had the right to acquire as of August 11, 2001 (132,412 shares).

(13) In August 2001, Mr. Mulrooney resigned as Executive Vice President, Chief Financial Officer and a Director of the Company.

(14)     In February 2002, Mr. Butorac resigned as a Director of the Company.

TW FUNDING, LLC

TW Funding, LLC is an entity owned by certain current (David M. Roth) and former officers and directors (John A. Butorac and James M. Mulrooney) of the Company. The members of TW Funding, LLC guaranteed a loan from Gerald Mansbach incurred by TW Funding to finance its purchase of 400,000 shares of Common Stock in the Company's initial public offering in January 1999. The shares of Common Stock held by TW Funding, as well as 1,900,000 shares of Company Common Stock owned by the guarantors, of which 1,800,000 shares were beneficially owned by the individuals listed below who are current or former directors of the Company, were pledged to secure the loan and their guarantee. The pledge totaled 2,300,000 shares of Common Stock. The loan, as extended, matured on March 31, 2001. On or about May 5, 2001, the obligation of approximately $4,900,000 ($4,000,000 principal and $900,000 interest) of TW Funding, LLC was declared in default. The parties related to the TW Funding matter have reached a settlement. As a result of a settlement between Mr. Mansbach and the guarantors, Mr. Mansbach has become the legal and beneficial owner of 2,398,002 shares of Common Stock of the Company (which includes 98,002 shares of Common Stock which were previously owned by Mr. Mansbach), constituting approximately 41.1% of the outstanding shares of Common Stock.

         Shareholder                        Shares Pledged
         -----------                        --------------
         John A. Butorac                           800,000
         James M. Mulrooney                        800,000
         David M. Roth                             200,000
                                            --------------
         Total                                   1,800,000

EXECUTIVE COMPENSATION

         This section of the Proxy Statement discloses compensation for services rendered to the Company during each of the three fiscal years in the period ended December 31, 2001, which compensation was awarded to, paid to, or earned by the Company's Chief Executive Officer and one other executive officer of the Company whose salary and bonus exceeded $100,000 in 2001. The table also includes two individuals whose salary and bonus exceeded $100,000 in 2001 and who served as executive officers during part of the last three fiscal years but were not serving in that capacity at year end. Collectively, these persons are sometimes referred to as the "Named Executives".



                                                SUMMARY COMPENSATION TABLE
                                                                                                     Long-Term       All Other
                                                             Annual Compensation                   Compensation    Compensation
                                                             -------------------                   ------------    ------------
                                                                              Other Annual            Stock
Name and Principal Position                  Year        Salary       Bonus     Compensation         Options#
---------------------------                  ----        ------       -----     ------------        ---------
Terrance A. Smith (1)                        2001    $  215,994      $ 37,000     $  6,000           50,000(2)           $ 0
President and Chief Executive Officer        2000        86,429             0        2,500          367,236(3)        42,987 (7)

James M. Mulrooney                           2001       110,247             0        4,000             0              94,497 (8)
Former Executive Vice President and          2000       182,780             0        6,000             0                   0
Chief Financial Officer                      1999       177,975        62,292        6,000             0                   0

Gary T. Snyder                               2001        95,054         7,500        4,500             0                   0
Vice President - Company Operations          2000        89,996        17,169        3,600           15,000(4)             0
                                             1999        86,117        13,184        3,600           27,500(5)(6)          0

(1)      Mr. Smith was named President and Chief Executive Officer in August 2000.

(2)      50,000 options were granted to Mr. Smith on August 2, 2001 under the Tumbleweed, Inc. 1998 Stock Option and Incentive Compensation Plan.

(3)      Mr. Smith received three separate grants during 2000.  He received 42,000 options on August 2, 2000,
         125,000 options on August 3, 2000 and 200,236 options on August 11, 2000, all under the Tumbleweed, Inc.
         1998 Stock Option and Incentive Compensation Plan.

(4)      15,000 options were granted to Mr. Snyder on August 11, 2000 under the Tumbleweed, Inc. 1998 Stock
         Option and Incentive Compensation Plan.

(5)      25,000 options were granted to Mr. Snyder on February 15, 1999 under the Tumbleweed, Inc. 1998 Stock
         Option and Incentive Compensation Plan.

(6)      2,500 options were granted to Mr. Snyder on December 17, 1999 under the Tumbleweed, Inc. 1998 Stock
         Option and Incentive Compensation Plan.

(7)      Represents relocation expenses.

(8)      Upon Mr. Mulrooney's resignation in August 2001, the Company remained obligated under his employment agreement for the payment of six month's salary totaling $94,497 which was paid over a six month period.

                          OPTION GRANTS IN FISCAL 2001

The following table presents information regarding options to purchase shares of Common Stock granted by the Company during 2001 to the Named Executives. The Company has no outstanding SARs and granted no SARs during 2001.


                                                                                 Potential realizable value (4) at
                                                                                          assumed annual
                                                                                       rates of stock price
                               Individual Grants                                   appreciation for option term
--------------------------------------------------------------------------------   -----------------------------

                         Number of     Percent of total
                         securities      options/SARs
                         underlying       granted to    Exercise or
                        Options/SARs     employees in    base price  Expiration
        Name          granted (#) (2)  fiscal year (3)   ($/Share)      Date          5% ($)        10% ($)
        ----          ---------------  ---------------   ---------      ----          ------        -------

Terrance A. Smith        50,000 (1)         58.8%          $1.87       8/2/11        $58,802       $149,015

James M. Mulrooney           0               0.0%           N/A         N/A            N/A            N/A

Gary T. Snyder               0               0.0%           N/A         N/A            N/A            N/A





(1) The exercise price of the options granted on August 2, 2001 is equal to the closing market price of the common stock on the day before the grant date.

(2) Options generally vest and become exercisable at a rate of 1/3 of the total number of shares specified in the option grant during each 12-month period following one year from the date of grant. To the extent any optionee does not exercise an option as to all shares for which the option was exercisable during any 12-month period, the balance of the unexercised options shall accumulate and the option, with respect to those shares, will be exercisable at any later time before expiration. Options expire 10 years from the date of grant.

(3)      Based on an aggregate of 85,000 options granted by the Company in 2001.

(4) The Potential Realizable Values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.



                         AGGREGATED OPTION EXERCISES IN
                     FISCAL 2001 AND FISCAL YEAR END VALUES

         No options to purchase shares of Common Stock were exercised during 2001 by the Named Executives. There were no SARs outstanding during 2001. The following table sets forth the number and value of unexercised options held by the Named Executives at year end.

                                                     Number of Securities
                                                     Underlying Unexercised        Value of Unexercised In-The-
                                                     Options at FY-End             Money Options at FY-End(1)
                                                     -----------------             --------------------------
                            # Shares
                            Acquired       Value
                           on Exercise    Realized   Exercisable    Unexercisable   Exercisable   Unexercisable
                           -----------    --------  ------------    -------------   -----------   -------------

Terrance A. Smith  (3)          0            $0        130,412         298,824           0              0

James M. Mulrooney  (2)         0             0              0               0           0              0

Gary T. Snyder                  0             0         23,334          19,166           0              0


(1) The last trade of the Company's common stock, as reported by NASDAQ on December 31, 2001, was $1.04. That price was used in calculating the value of exercisable and unexercisable options, of which 156,246 were exercisable and 322,990 were unexercisable as of December 31, 2001.

(2)      Mr. Mulrooney has not been granted any stock options.

(3) The options for Mr. Smith includes 12,000 options granted in 1999, prior to his being named President and Chief Executive Officer.



                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company has been established to implement and to support the Board's oversight function with respect to the Company's financial reporting, accounting policies, internal controls and independent outside auditors, Ernst & Young LLP. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

         In connection with the December 31, 2001 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independent Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence.

         Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001.

Audit Fees

         The Company paid Ernst & Young LLP approximately $120,000 for the fiscal year 2001 audit and review of the Forms 10-Q.

All Other Fees

         Aggregate fees for all other services (consisting of tax compliance, research and consulting) rendered by Ernst & Young LLP for the fiscal year 2001 were approximately $30,000.

         The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

         AUDIT COMMITTEE
         James F. Koch (Chairman)
         George R. Keller
         Lewis Bass




                          COMPENSATION COMMITTEE REPORT


         THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH IS COMPOSED SOLELY OF NON-EMPLOYEE DIRECTORS OF THE COMPANY, HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION.

OVERALL COMPENSATION PHILOSOPHY

         The Company's compensation policies for the executive officers and other senior management personnel of the Company are administered by the Compensation Committee of the Board of Directors, composed of Ms. Auerbach and Messrs. Roth and Keller. The primary components of executive compensation are base salary, bonus and longer-term incentives such as stock options. During the year ended December 31, 2001, the Company granted Mr. Smith 50,000 options. During the past fiscal year, the Company has continued to place an emphasis on the performance-based elements of executive compensation.

         In general, the Company controls base salaries and compensates outstanding performance through bonus compensation and stock options as a longer-term incentive. As a result, the following principles apply to executive compensation:

    - Base salaries are competitive with similar restaurant companies; and

    - A significant portion of executive compensation is tied to the Company's success in meeting predetermined stated net income goals and other annual and long-term performance goals.

         The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

BASE SALARIES

         In approving the fiscal 2000 base salary for Mr. Smith, the Company's President and Chief Executive Officer, the Compensation Committee has reviewed the salary of Mr. Smith in relation to average salaries within the industry for comparable areas of responsibility as presented in a report prepared for the Company by an independent compensation consultant. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market as well as individual performance.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Terrance A. Smith on August 2, 2000, which entitled Mr. Smith to receive a 2000 annual base salary of $208,900 subject to cost of living increases based upon increases in the Consumer Price Index. Mr. Smith will also receive bonus compensation based upon the incentive compensation plan discussed below. The agreement has an initial term of five years and extends automatically each year for one additional year unless both parties agree to termination prior to the end of any term. If the Company terminates the employment agreement without cause, the executive would be entitled to receive continued salary and benefits for a twelve month period. If the employment agreement is terminated by the Company for cause, the executive is not entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary and bonuses earned through such date. Upon any termination of employment, the terminated executive is prohibited from competing with the Company for two years. Under the terms of the employment agreement, Mr. Smith reports directly to the Board of Directors.

         Salaries for other executive officers and senior management personnel are determined by the Company based upon similar industry standards.

INCENTIVE COMPENSATION

         To ensure that an important portion of compensation is based on performance, the annual bonus payable to the executive officers of the Company is based upon the attainment of targeted performance measurements by the Company. All other salaried employees of the Company other than store-level managers participate in the same bonus plan. Each executive earns incentive compensation if the Company achieves a stated quarterly net income goal. At the beginning of each fiscal year, the Compensation Committee establishes a bonus amount expressed as a percentage of salary for each participant, and after the end of each fiscal year, the Compensation Committee reviews the bonus attained by the executive officers of the Company participating in the plan. The Compensation Committee also establishes a net income goal for each quarter. The amount of the bonus earned by a participating executive is based upon the extent to which the Company attains or exceeds attainment of a specified percentage of the net income goal. The Company reserves the right to change or modify the program at any time.

         For executive officers other than Mr. Smith, payments are determined and made to participants on a quarterly basis. Mr. Smith's bonus compensation is calculated and accrued on a quarterly basis in a similar manner. However, the incentive compensation payments will not be made for the year until after the fourth quarter is determined. The Compensation Committee has the option of approving discretionary payments under the plan to Mr. Smith and other participants in the plan, in consideration of special circumstances which may interfere with the attainment of the annual net income goal. For 2001, the Compensation Committee approved a $37,500 bonus payment to Mr. Smith.

STOCK OPTIONS

         The Tumbleweed, Inc. 1998 Stock Option and Incentive Compensation Plan (the "Plan") provides for the granting of any of the following awards to eligible employees or directors of the Company and its subsidiaries: (i) employee stock options, including both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("ISOs") and options that do not qualify as ISOs ("Non-Qualified Options"); (ii) automatic grants of options to non-employee directors; (iii) stock appreciation rights; and (iv) restricted stock and performance stock awards. The Plan is intended to provide incentives and rewards for employees and directors to support the implementation of the Company's business plan and to align the interests of employees and directors with those of the Company's stockholders.

         The Plan is administered by the Compensation Committee. The Committee is authorized, among other things, to determine employees to whom grants of awards will be made and take such action as it deems necessary or advisable for the administration of the Plan. The Company currently has approximately 160 salaried employees. The Committee may also construe, interpret and correct defects, omissions and inconsistencies in the Plan. The Committee has no discretion with respect to the terms and conditions of the options granted automatically to non- employee directors under the Plan.

         The exercise price of grants is equal to the market price as of the date of such grant. Stock options granted under the Plan are exercisable for a term of not more than ten years, as determined by the Committee. Generally options are exercisable for 33% of the number of shares subject to the option on each of the first, second and third anniversaries of the date of grant.

         The Common Stock subject to the Plan is authorized but unissued shares or previously acquired shares. The number of shares of Common Stock originally available for grants of awards under the Plan equaled the greater of 635,000 shares, or 10% of the number of shares of Common Stock outstanding from time to time, including 100,000 shares reserved for options automatically granted to non-employee directors under the Plan. On August 11, 2000, the Board of Directors elected, subject to shareholder approval, to increase the aggregate number of shares of Company stock which may be issued pursuant to Awards of Non-Qualified Options under the Plan by 600,000 for a maximum of 1,235,000 shares, and provided that an additional 70,000 of Non-Qualified Options available under the Plan be set aside and reserved for grants from time to time to the members of the non-employee members of the board. This increase was approved at the 2001 Annual Meeting of Stockholders. The Board further elected to grant certain awards to Mr. Terrance A. Smith, President, CEO and a Director of the Company, a total of 367,236 options under the Plan as of the following dates and at the following exercise prices:

        Grant Date        Number of Stock Options            Exercise Price
        ----------        -----------------------            --------------
          8/2/00                    42,000                        $2.75
          8/3/00                   125,000                        $2.688
          8/11/00                  200,236                        $3.875

The grants made to Mr. Smith under the Plan as of August 11 were in excess of the 200,000 limit under Section 5 of the Plan and as a result the Board made these grants in excess of the 200,000 limit subject to shareholder approval. This grant was approved at the 2001 Annual Meeting of Stockholders. The Board provided that the options awarded to Mr. Smith would become exercisable for one-third of the number of shares subject to the option on each of the first, second and third anniversaries of the date of grant, except that all options will be immediately exercisable upon a change of control of the Company.

         The exercise price of all of the options granted under the Plan prior to December 17, 1999 was equal to the initial public offering price of $10.00 per share. The exercise price of grants on and subsequent to that date will be equal to the closing price of the Company's common stock on the day before the grant, and will therefore have no realizable value until the trading price increases. Stock options granted under the Plan will be exercisable for a term of not more than ten years, as determined by the Committee. The option grants will generally become exercisable for one-third of the number of shares subject to the option on each of the first, second and third anniversaries of the date of grant.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. The policy of the Company is generally to design its compensation plans and programs to ensure full deductiblity. The Compensation Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. If the Compensation Committee determines that the interests of the stockholders are best served by the implementation of compensation policies that are affected by Section 162(m) of the Code, Company policies do not restrict the Committee from exercising discretion in approving compensation packages even though that flexibility may result in certain non-deductible compensation expenses.

         COMPENSATION COMMITTEE
         David M. Roth, Chair
         George R. Keller
         Minx Auerbach

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee during 2001, Ms. Auerbach, and Messrs. Keller and Roth, has served as an officer or employee of the Company or any of its subsidiaries. Further, the members of the Compensation Committee have not engaged in any other transactions with the Company during 2001 outside of their capacity as directors except as disclosed under the section of this proxy statement entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                PERFORMANCE GRAPH

The following graph sets forth the yearly percentage change in the cumulative total stockholder return on Company Common Stock from 1999 to 2001, compared with the Russell 2000 Index and Standard & Poor's Small Cap 600 Restaurants Sector Index.

[GRAPHIC OMITTED]






                                                           Cummulative Total Return
                      --------------------------------------------------------------------------------------------------
                       1/1/99    3/99   6/99    9/99   12/99   3/00   6/00    9/00   12/00   3/01    6/01   9/01   12/01


TUMBLEWEED, INC.      $100.00 $ 92.50 $92.50 $ 74.06 $ 70.00 $62.50 $26.25 $30.63  $ 20.00 $23.75 $ 22.60 $13.30 $ 10.41
NASDAQ STOCK
   MARKET (U.S.)       100.00  112.15 122.67  125.73  185.83 208.62 181.40  166.92  111.77  83.44   98.34  68.23   88.69
S & P SMALLCAP 600
  RESTAURANT           100.00  104.15 117.93  112.41  105.26 106.01 115.01  120.88  137.79 152.65  168.07 152.20  187.73





PROPOSAL 2

                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS



         The firm of Ernst & Young LLP served as the Company's independent auditors for 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

         The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for the year 2002, subject to stockholder approval. Ernst & Young LLP has served as the Company's independent auditors since its inception in December 1997, as well as the independent auditors of the Company's predecessor, Tumbleweed, LLC, since its inception in 1994.

         A majority of the shares represented at the 2002 Annual Meeting of Stockholders is required to ratify the Board's selection of Ernst & Young LLP as the Company's independent auditors for the year 2002. The Board of Directors recommends that stockholders vote "FOR" the proposal. Proxies, unless they contain contrary written instructions, will be voted "FOR" the proposal.


                              STOCKHOLDER PROPOSALS

         Any stockholder of the Company wishing to submit a proposal for action at the Company's 2003 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than November 23, 2002, and must otherwise comply with rules of the Securities and Exchange Commission relating to stockholder proposals. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter submitted by a stockholder for consideration at the 2003 Annual Meeting of Stockholders, unless written notice of the matter is received by the Company at its principal executive offices not later than April 1, 2003.

                                     GENERAL

         Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         A list of stockholders entitled to be present and vote at the Annual Meeting will be available for inspection by stockholders at the Company's corporate office located at 2301 River Road, Louisville, Kentucky 40206 for at least ten days prior to the date of, and will be available at, the Annual Meeting.

         The Annual Report of the Company for 2001 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all stockholders of record as of the record date for the Annual Meeting.

         THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AND A LIST OF ALL ITS EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, TUMBLEWEED, INC., 2301 RIVER ROAD, SUITE 200, LOUISVILLE, KENTUCKY 40206.

                                 OTHER BUSINESS

         It is not anticipated that any other business will arise during the Annual Meeting. Management of the Company has no other business to present and does not know that any other person will present any other business. However, if any other business properly comes before the stockholders for a vote at the meeting, proxy holders will vote your shares in accordance with their best judgment.

                                TUMBLEWEED, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2002, and does hereby appoint Terrance A. Smith and Glennon F. Mattingly, and either of them, with full power of substitution, as proxy of the undersigned to represent the undersigned and to vote all shares of Tumbleweed, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Tumbleweed, Inc., to be held at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207 at 11 a.m., local time, on May 22, 2002, and at any adjournment(s) thereof:

1.   TO ELECT TWO CLASS II DIRECTORS FOR A TERM OF THREE YEARS:

         GEORGE R. KELLER
         TERRANCE A. SMITH

         / / FOR all nominees above         / / WITHHOLD AUTHORITY

(EXCEPT AS MARKED TO THE CONTRARY  ABOVE) TO VOTE FOR ALL NOMINEES LISTED ABOVE.
INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" BOX ABOVE BUT LINE THROUGH THAT NOMINEE'S NAME IN THE LIST OF NOMINEES ABOVE THE BOXES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

2. TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2002.

     / / FOR               / / AGAINST               / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL.

                           (continued on reverse side)

                         (continued from the other side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2002.



             Dated: ____________________, 2002

                                             -----------------------------------
                                             Signature
                                             -----------------------------------
                           Signature, if held jointly

                                             Please sign exactly as your name(s)
                                             appear  hereon.  If shares are held
                                             jointly,   each  stockholder  named
                                             should   sign.   When   signing  as
                                             attorney, executor,  administrator,
                                             trustee or guardian, give your full
                                             title as such.  If the signatory is
                                             a   corporation,   sign   the  full
                                             corporate name by a duly authorized
                                             officer.

                                             PLEASE COMPLETE, DATE, SIGN AND
                                             RETURN THIS PROXY PROMPTLY USING
                                             THE ENCLOSED ENVELOPE.

















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